Exhibit 99.2

NATHANIEL ENERGY ANNOUNCES HISTORIC EVENT FOR THERMAL COMBUSTOR IN ITALY


ENGLEWOOD, Colo., August 2/PRNewswire-FirstCall/ -- Nathaniel Energy Corporation (OTC BB) a leader in renewable energy, announces the first successful deployment of it's patented next generation Thermal Combustor in accordance with the new $3,000,000 agreement for the waste- to- energy power plant project in Cologna Veneta, Italy.

The first phase has commenced at the plant, and Nathaniel Energy's patented proprietary technology, the MFC 1800 Thermal Combustor is successfully producing a sufficient amount of heat to produce steam and electricity at the plant. The project is now focusing on plant completion slated to be fully operational by Sept. 30, 2004. For full operational deployment the Thermal Combustors are considered the key component for the production of 6 megawatts of electricity at the plant site. Five megawatts are to be sold to Italy's largest electricity utility Enel S.p.A. (NYSE:EN) while one megawatt is to be used " in the fence " to operate the power plant.

"This is an exciting historic event for Nathaniel Energy, as the first of our next generation Thermal Combustors are placed into service around the world. The Cologna Veneta, Italy project combustors were designed specifically according to it's United States Patent # 6,532,879 which efficiently gasifies multiple waste streams and other fuel while producing inexpensive power, a much needed critical commodity with worldwide implications. Nathaniel Energy is committed to providing reliable, clean energy solutions. The demand for our technology has been steadily increasing as the world's major concerns of waste, and energy needs continue to dramatically increase", says a Nathaniel Energy spokesperson.

Pursuant to the aforementioned new $3,000,000 agreement, Nathaniel Energy started one Thermal Combustor on natural gas before July 29, 2004.

Nathaniel Energy (www.nathanielenergy.com) provides industry with an alternative energy comparable to that of fossil fuels. Its proprietary patented technology, the Thermal Combustor(TM), is a 2-stage gasification system designed to gasify municipal solid waste, biomass, tires and any other solid, carbon-based materials into inexpensive electrical and thermal energy, while exceeding the most stringent EPA and European Union regulations. By converting waste material into valuable process heat and electricity using best available technology. Nathaniel Energy is able to provide a total solution to select industrial and municipal customers.


Certain information contained in this press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this press release or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "explore," "consider," "anticipate," "intend," "could," "estimate," "plan," or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

     - Risks that other parties may not perform their obligations in the Italy project which would preclude us from performing our obligations on a timely basis, or at all.
     - Our ability to perform all of our responsibilities under the new contract for the Italy project on a timely basis or at all.
     - The Thermal Combustor was started on natural gas pursuant to the contract. There are risks that the Thermal Combustor may not start on refuse derived fuel pursuant to the contract by September 30, 2004, or at all.
     - The ability of the Thermal Combustors(TM) to operate at levels required under the new contract for the Italy project.
     -  Risks related to dependency on a small number of customers.
     -  Our ability to satisfy our customers' expectations.
     -  Our ability to employ and retain qualified management and employees.


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     -  Changes in government regulations which are applicable to our business.
     - Changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
     -  Our ability to generate sufficient cash to pay our creditors.
     - Operating hazards relating to our gas business, tire shredding business and Thermal Combustor(TM) business.
     -  Potential mechanical failure of our plants or products.
     - Disruption in the economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities and other disruptive worldwide political events.


We are also subject to other risks detailed from time to time in our Securities and Exchange Commission filings. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.


For further information, please contact: Press, Dan Smith, +1-267-767-5336, dsmith@nathanielenergy.com, or Investor Relations, Tami Kamarauskas, +1-815-726-8720, tkamarauskas@nathanielenergy.com, both of Nathaniel Energy Corporation.




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